Exhibit 10.17

MERGER AND WARRANT EXERCISE AGREEMENT

This Merger and Warrant Exercise Agreement (the “Agreement”) is made and entered into as of _____________, 2016, by and among OTG EXP, Inc., a Delaware corporation (“Parent”), OTG Management, LLC, a Delaware limited liability company (the “LLC”), OTG HB1 Merger Sub, Corp., a Delaware corporation (“Merger Sub 1”), OTG HB2 Merger Sub, Corp., a Delaware corporation (“Merger Sub 2”), HMP II Onshore OTG Investment, L.P., a Delaware limited partnership (“Non-Blocker 1”), Highbridge Principal Strategies – AP Mezzanine Partners II, L.P., a Delaware limited partnership (“Non-Blocker 2” and, together with Non-Blocker 1, the “Continuing LLC Owners”), HMP II Offshore OTG Investment, L.P., a Cayman Islands limited partnership (“Blocker 1”), HMP II Institutional OTG Investment, L.P., a Cayman Islands limited partnership (“Blocker 2” and, together with Blocker 1, the “Blockers” and, together with the Continuing LLC Owners, the “Warrantholders”), each entity listed on Schedule I (each, a “Highbridge Stockholder”), each entity listed on Schedule II hereto (each, a “Highbridge Lender”) and Highbridge Principal Strategies, LLC, as Collateral Agent and Administrative Agent under the Financing Agreement (as defined below) and as Collateral Agent under the Note Purchase Agreement (as defined below) (“HPS” and, together with each Warrantholder, each Highbridge Stockholder and each Highbridge Lender, the “Highbridge Entities”).

WHEREAS, Parent has filed a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to an initial public offering (the “IPO”) of its Class A common stock, par value $0.01 per share (the “Class A Shares”);

WHEREAS, the parties intend that, prior to consummation of the IPO, Blocker 1 will be converted or merged into a newly-formed Delaware limited liability company (“New Blocker 1”) and Merger Sub 1 be merged with and into New Blocker 1, with New Blocker 1 surviving that merger on the terms and subject to the conditions set forth herein (the “First Blocker 1 Merger”);

WHEREAS, in the First Blocker 1 Merger, upon the terms and subject to the conditions of this Agreement, all membership interests in New Blocker 1 will be converted into the right to receive the applicable Merger Consideration (as defined below);

WHEREAS, the parties intend that, prior to consummation of the IPO, Blocker 2 will be converted or merged into a newly-formed Delaware limited liability company (“New Blocker 2” and, together with New Blocker 1, the “New Blockers”) and Merger Sub 2 be merged with and into New Blocker 2, with New Blocker 2 surviving that merger on the terms and subject to the conditions set forth herein (the “First Blocker 2 Merger”);

WHEREAS, in the First Blocker 2 Merger, upon the terms and subject to the conditions of this Agreement, all membership interests in New Blocker 2 will be converted into the right to receive the applicable Merger Consideration;

WHEREAS, the parties intend that, immediately following the First Blocker 1 Merger and prior to consummation of the IPO, New Blocker 1 be merged with and into Parent, with Parent surviving that merger on the terms and subject to the conditions set forth herein (the “Second Blocker 1 Merger” and, together with the First Blocker 1 Merger, the “Blocker 1 Mergers”);

WHEREAS, in the Second Blocker 1 Merger, upon the terms and subject to the conditions of this Agreement, all membership interests in New Blocker 1 outstanding following the First Blocker 1 Merger will be cancelled for no consideration;

WHEREAS, the parties intend that, immediately following the First Blocker 2 Merger and prior to consummation of the IPO, New Blocker 2 be merged with and into Parent, with Parent surviving that merger on the terms and subject to the conditions set forth herein (the “Second Blocker 2 Merger” and, together with the First Blocker 2 Merger, the “Blocker 2 Mergers”);

WHEREAS, in the Second Blocker 2 Merger, upon the terms and subject to the conditions of this Agreement, all membership interests in New Blocker 2 outstanding following the First Blocker 2 Merger will be cancelled for no consideration;

WHEREAS, the respective Boards of Directors, managers, stockholders and members, as applicable, of Parent, New Blocker 1, New Blocker 2, Merger Sub 1 and Merger Sub 2 have each approved and adopted this Agreement and the transactions contemplated by this Agreement, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such corporation, limited liability company, its stockholders and its members, as applicable;

WHEREAS, each Warrantholder owns the warrant listed opposite its name on Schedule III hereto entitling it to purchase from the LLC a number of common units in the LLC (the “Warrants”); and

WHEREAS, the parties intend that, upon consummation of the IPO, each Continuing LLC Owner will exercise its Warrant on the terms and subject to the conditions set forth herein;

WHEREAS, the LLC, AOTG OTG Corp., a Delaware corporation (“AOTG”), OTG Management, Inc., a Pennsylvania corporation (“OTGMI”), and OTG Consolidated Holdings, Inc., a Pennsylvania corporation (“OTGCHI”), are parties to the Amended and Restated Operating Agreement of the LLC, dated as of December 11, 2012 (the “Original Operating Agreement”);

WHEREAS, the LLC, OTGMI, OTGCHI, AOTG and the Warrantholders are party to the Amended and Restated Securityholders Agreement, dated as of January 2, 2014 (the “Securityholders Agreement”);

WHEREAS, the LLC, OTGMI, OTGCHI, AOTG and the Warrantholders are party to the Registration Rights Agreement, dated as of December 11, 2012 (the “Existing Registration Rights Agreement”);

2

WHEREAS, in connection with the IPO:

(a)                Parent, the LLC, AOTG, OTGMI and OTGCHI intend to enter into an amended and restated operating agreement of the LLC to amend and restate the Original Operating Agreement of the LLC (the “A&R Operating Agreement”);

(b)                Parent, the LLC, and certain other parties intend to enter into an exchange agreement (the “Exchange Agreement”), pursuant to which, following the consummation of the IPO and on the terms and conditions therein, units in the LLC not held by Parent or its subsidiaries will be exchangeable for Class A Shares;

(c)                Parent, the LLC, OTGMI and OTGCHI intend to enter into a stockholders agreement (the “Stockholders Agreement”);

(d)                Parent, the LLC, and certain other parties intend to enter into a tax receivable agreement (the “Tax Receivable Agreement”); and

(e)                Parent, OTGMI, OTGCHI and certain other parties intend to enter into a registration rights agreement (the “EJB Registration Rights Agreement”); and

WHEREAS, it is intended that, for U.S. federal income tax purposes, each of the Blocker 1 Mergers and the Blocker 2 Mergers, pursuant to the terms and conditions of this Agreement, will together qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute the adoption of a plan of reorganization within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder (the “Intended Treatment”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1
CONVERSION OF THE BLOCKERS

1.1         At least one business day prior to the date the Registration Statement is declared effective by the SEC, each Highbridge Stockholder and each Blocker shall take all necessary steps to convert or merge each Blocker into a newly-formed Delaware limited liability company on terms reasonably acceptable to Parent and the LLC.

1.2         Upon the conversion or merger of each Blocker into the applicable New Blocker, each New Blocker shall execute and deliver to each other party a joinder agreement substantially in the form of Exhibit A hereto.

3

Section 2
THE FIRST BLOCKER 1 MERGER

2.1         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), Merger Sub 1 shall be merged with and into New Blocker 1 at the First Blocker 1 Merger Effective Time (as hereinafter defined). Following the First Blocker 1 Merger Effective Time, the separate corporate existence of Merger Sub 1 shall cease, and New Blocker 1 shall continue as the surviving company of the First Blocker 1 Merger (sometimes referred to herein as the “First Blocker 1 Merger Surviving Company”).

2.2          Subject to the provisions of this Agreement:

(a)                prior to the date the Registration Statement is declared effective by the SEC, New Blocker 1 and Merger Sub 1 shall duly prepare and execute a certificate of merger (the “First Blocker 1 Merger Certificate”) complying with Section 264(c) of the DGCL and Section 18-209 of the DLLCA and substantially in the form attached hereto as Exhibit B; and

(b)               on the date of consummation of the IPO, but prior to such consummation, New Blocker 1 and Merger Sub 1 shall file the First Blocker 1 Merger Certificate with the Secretary of State of the State of Delaware with respect to the First Blocker 1 Merger.

2.3         The First Blocker 1 Merger shall become effective upon the filing of the First Blocker 1 Merger Certificate (the “First Blocker 1 Merger Effective Time”).

2.4         The First Blocker 1 Merger shall have the effects set forth in the DGCL and the DLLCA, including without limitation, Section 259 of the DGCL. Without limiting the generality of the foregoing, from the First Blocker 1 Merger Effective Time, all the properties, rights, privileges, immunities, powers and franchises of Merger Sub 1 shall vest in the First Blocker 1 Merger Surviving Company and all debts, liabilities, obligations and duties of Merger Sub 1 shall become the debts, liabilities, obligations and duties of the First Blocker 1 Merger Surviving Company.

Section 3
THE SECOND BLOCKER 1 MERGER

3.1         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 264 of the DGCL and Section 18-209 of the DLLCA, immediately following the First Blocker 1 Merger, the First Blocker 1 Merger Surviving Company shall be merged with and into Parent at the Second Blocker 1 Merger Effective Time (as hereinafter defined). Following the Second Blocker 1 Merger Effective Time, the separate existence of the First Blocker 1 Merger Surviving Company shall cease, and Parent shall continue as the surviving corporation of the Second Blocker 1 Merger.

4

3.2         Subject to the provisions of this Agreement:

(a)                after the First Blocker 1 Merger, Parent and the First Blocker 1 Merger Surviving Company shall duly prepare and execute a certificate of merger (the “Second Blocker 1 Merger Certificate”) complying with Section 264(c) of the DGCL and Section 18-209 of the DLLCA and substantially in the form attached hereto as Exhibit C; and

(b)               on the date of consummation of the IPO, but after the First Blocker 1 Merger Effective Time and prior to such consummation, Parent and the First Blocker 1 Merger Surviving Company shall file the Second Blocker 1 Merger Certificate with the Secretary of State of the State of Delaware with respect to the Second Blocker 1 Merger.

3.3         The Second Blocker 1 Merger shall become effective upon the filing of the Second Blocker 1 Merger Certificate (the “Second Blocker 1 Merger Effective Time”).

3.4         The Second Blocker 1 Merger shall have the effects set forth in the DGCL and the DLLCA, including without limitation, Section 259 of the DGCL. Without limiting the generality of the foregoing, from the Second Blocker 1 Merger Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the First Blocker 1 Merger Surviving Company shall vest in Parent, as the surviving corporation of the Second Blocker 1 Merger, and all debts, liabilities, obligations and duties of the First Blocker 1 Merger Surviving Company shall become the debts, liabilities, obligations and duties of Parent, as the surviving corporation of the Second Blocker 1 Merger.

Section 4
THE FIRST BLOCKER 2 MERGER

4.1         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 264 of the DGCL and Section 18-209 of the DLLCA, Merger Sub 1 shall be merged with and into New Blocker 2 at the First Blocker 2 Merger Effective Time (as hereinafter defined). Following the First Blocker 2 Merger Effective Time, the separate corporate existence of Merger Sub 1 shall cease, and New Blocker 2 shall continue as the surviving company of the First Blocker 2 Merger (sometimes referred to herein as the “First Blocker 2 Merger Surviving Company”).

4.2         Subject to the provisions of this Agreement:

(a)                prior to the date the Registration Statement is declared effective by the SEC, New Blocker 2 and Merger Sub 1 shall duly prepare and execute a certificate of merger (the “First Blocker 2 Merger Certificate”) complying with Section 264(c) of the DGCL and Section 18-209 of the DLLCA and substantially in the form attached hereto as Exhibit D; and

(b)               on the date of consummation of the IPO, but prior to such consummation, New Blocker 2 and Merger Sub 1 shall file the First Blocker 2 Merger Certificate with the Secretary of State of the State of Delaware with respect to the First Blocker 2 Merger.

5

4.3         The First Blocker 2 Merger shall become effective upon the filing of the First Blocker 2 Merger Certificate (the “First Blocker 2 Merger Effective Time”).

4.4         The First Blocker 2 Merger shall have the effects set forth in the DGCL and the DLLCA, including without limitation, Section 259 of the DGCL. Without limiting the generality of the foregoing, from the First Blocker 2 Merger Effective Time, all the properties, rights, privileges, immunities, powers and franchises of Merger Sub 1 shall vest in the First Blocker 2 Merger Surviving Company and all debts, liabilities, obligations and duties of Merger Sub 1 shall become the debts, liabilities, obligations and duties of the First Blocker 2 Merger Surviving Company.

Section 5
THE SECOND BLOCKER 2 MERGER

5.1         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 264 of the DGCL and Section 18-209 of the DLLCA, immediately following the First Blocker 2 Merger, the First Blocker 2 Merger Surviving Company shall be merged with and into Parent at the Second Blocker 2 Merger Effective Time (as hereinafter defined). Following the Second Blocker 2 Merger Effective Time, the separate existence of the First Blocker 2 Merger Surviving Company shall cease, and Parent shall continue as the surviving corporation of the Second Blocker 2 Merger.

5.2         Subject to the provisions of this Agreement:

(a)                after the First Blocker 2 Merger, Parent and the First Blocker 2 Merger Surviving Company shall duly prepare and execute a certificate of merger (the “Second Blocker 2 Merger Certificate”) complying with Section 264(c) of the DGCL and Section 18-209 of the DLLCA and substantially in the form attached hereto as Exhibit E; and

(b)               on the date of consummation of the IPO, but after the First Blocker 2 Merger Effective Time and prior to such consummation, Parent and the First Blocker 2 Merger Surviving Company shall file the Second Blocker 2 Merger Certificate with the Secretary of State of the State of Delaware with respect to the Second Blocker 2 Merger.

5.3         The Second Blocker 2 Merger shall become effective upon the filing of the Second Blocker 2 Merger Certificate (the “Second Blocker 2 Merger Effective Time”).

5.4         The Second Blocker 2 Merger shall have the effects set forth in the DGCL and the DLLCA, including without limitation, Section 259 of the DGCL. Without limiting the generality of the foregoing, from the Second Blocker 2 Merger Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the First Blocker 2 Merger Surviving Company shall vest in Parent, as the surviving corporation of the Second Blocker 2 Merger, and all debts, liabilities, obligations and duties of the First Blocker 2 Merger Surviving Company shall become the debts, liabilities, obligations and duties of Parent, as the surviving corporation of the Second Blocker 2 Merger.

6

Section 6
CONVERSION AND CANCELLATION OF SECURITIES

6.1         At the First Blocker 1 Merger Effective Time, by virtue of the First Blocker 1 Merger and without any action on the part of any party:

(a)                all membership interests in New Blocker 1 issued and outstanding immediately prior to the First Blocker 1 Merger Effective Time shall be converted into the right to receive, in the aggregate, the applicable Merger Consideration and each holder of a certificate formerly representing any such membership interests will cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration in accordance with this Agreement;

(b)               all membership interests in New Blocker 1 will no longer be outstanding and all membership interests in New Blocker 1 will be cancelled and will cease to exist, and each holder of a certificate formerly representing any such membership interests will cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration in accordance with this Agreement; and

(c)                all shares of common stock, par value $0.01 per share, of Merger Sub 1 issued and outstanding immediately prior to the First Blocker 1 Merger Effective Time shall be converted into and become 100% of the membership interests in the First Blocker 1 Merger Surviving Company, which shall be held by Parent.

6.2         At the First Blocker 2 Merger Effective Time, by virtue of the First Blocker 2 Merger and without any action on the part of any party:

(a)                all membership interests in New Blocker 2 issued and outstanding immediately prior to the First Blocker 2 Merger Effective Time shall be converted into the right to receive, in the aggregate, the applicable Merger Consideration and each holder of a certificate formerly representing any such membership interests will cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration in accordance with this Agreement;

(b)               all membership interests in New Blocker 2 will no longer be outstanding and all membership interests in New Blocker 2 will be cancelled and will cease to exist, and each holder of a certificate formerly representing any such membership interests will cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration in accordance with this Agreement; and

(c)                all shares of common stock, par value $0.01 per share, of Merger Sub 2 issued and outstanding immediately prior to the First Blocker 1 Merger Effective Time shall be converted into and become 100% of the membership interests in the First Blocker 2 Merger Surviving Company, which shall be held by Parent.

7

6.3         “Merger Consideration” means:

(a)                in the case of the First Blocker 1 Merger, the number of Class A Shares and the amount set forth opposite Blocker 1’s name on Schedule III hereto; and

(b)               in the case of the First Blocker 2 Merger, the number of Class A Shares and the amount set forth opposite Blocker 2’s name on Schedule III hereto.

6.4         Each New Blocker shall pay or cause to be paid to Parent the amount set forth forth opposite Blocker 1’s name (in the case of New Blocker 1) and opposite Blocker 2’s name (in the case of New Blocker 2) on Schedule III hereto, representing an amount equal to the Purchase Price (as defined in the applicable Warrant) (the “Exercise Consideration”) and each Highbridge Entity directs the LLC to withhold such amount from the amounts payable to the Highbridge Entities under the Note Purchase Agreement, dated as of December 11, 2012, by and among the LLC, HPS and the holders of Notes (as defined therein) as amended (as amended, the “Note Purchase Agreement”) and to pay such amount to or as directed by Parent.

6.5         Parent directs the LLC to retain the Exercise Consideration with respect to each Blocker and to apply such amount as payment by Parent of the Purchase Price for the Common Units (as defined in the A&R Operating Agreement) of the LLC issuable upon exercise of such Warrants.

6.6         The LLC agrees to issue to Parent a number of Common Units equal to the number of Class A Shares issued to the Highbridge Stockholders pursuant to this Section 6.

6.7         At the Second Blocker 1 Merger Effective Time, by virtue of the Second Blocker 1 Merger and without any action on the part of any party, all membership interests in the First Blocker 1 Merger Surviving Company issued and outstanding immediately prior to the Second Blocker 1 Merger Effective Time shall be cancelled for no consideration and each holder of a certificate formerly representing any such membership interests will cease to have any rights with respect thereto.

6.8         At the Second Blocker 2 Merger Effective Time, by virtue of the Second Blocker 2 Merger and without any action on the part of any party, all membership interests in the First Blocker 2 Merger Surviving Company issued and outstanding immediately prior to the Second Blocker 2 Merger Effective Time shall be cancelled for no consideration and each holder of a certificate formerly representing any such membership interests will cease to have any rights with respect thereto.

Section 7
OFFICERS AND DIRECTORS; ORGANIZATIONAL DOCUMENTS

7.1         The directors and officers of Merger Sub 1, in each case, immediately prior to the First Blocker 1 Merger Effective Time shall, from and after the First Blocker 1 Merger Effective Time, be the managers and officers, respectively, of the First Blocker 1 Merger Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable law.

8

7.2         At the First Blocker 1 Merger Effective Time, (a) the certificate of formation of New Blocker 1 shall be the certificate of formation of the First Blocker 1 Merger Surviving Company until thereafter amended in accordance with the terms thereof or as provided by applicable law, and (b) the limited liability company agreement of New Blocker 1 as in effect immediately prior to the First Blocker 1 Merger Effective Time shall be the limited liability company agreement of the First Blocker 1 Merger Surviving Company until thereafter amended in accordance with the terms thereof or as provided by applicable law.

7.3         The directors and officers of Merger Sub 2, in each case, immediately prior to the First Blocker 2 Merger Effective Time shall, from and after the First Blocker 2 Merger Effective Time, be the managers and officers, respectively, of the First Blocker 2 Merger Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable law.

7.4         At the First Blocker 2 Merger Effective Time, (a) the certificate of formation of New Blocker 2 shall be the certificate of formation of the First Blocker 2 Merger Surviving Company until thereafter amended in accordance with the terms thereof or as provided by applicable law, and (b) the limited liability company agreement of New Blocker 2 as in effect immediately prior to the First Blocker 2 Merger Effective Time shall be the limited liability company agreement of the First Blocker 2 Merger Surviving Company until thereafter amended in accordance with the terms thereof or as provided by applicable law.

Section 8
WARRANT EXERCISE

8.1         Each Continuing LLC Owner hereby exercises its Warrant, effective upon consummation of the IPO.

8.2         The parties agree that upon the exercise of each Continuing LLC Owner’s Warrant pursuant to Section 8.1, such Continuing LLC Owner shall receive the number of Common Units set forth opposite its name on Schedule III hereto.

8.3         Each Continuing LLC Owner shall, upon the effectiveness of the exercise of its Warrant pursuant to Section 8.1, pay or cause to be paid to the LLC the amount set forth opposite its name on Schedule III hereto, representing an amount equal to the Purchase Price (as defined in such Warrant) and each Highbridge Entity directs the LLC to withhold such amount from the amounts payable to the Highbridge Entities under the Note Purchase Agreement.

8.4         Each Continuing LLC Owner hereby agrees to sell to Parent, and Parent hereby agrees to purchase from each Continuing LLC Owner, the number Common Units set forth opposite its name on Schedule III hereto at the initial price to the public per Class A Share less underwriting discounts and commissions (in each case as disclosed on the cover of the final prospectus filed with the SEC relating to the IPO) immediately following the issuance of Common Units to it pursuant to Section 8.2.

9

Section 9
IPO MATTERS

9.1         Each of Highbridge Entity hereby consents to and irrevocably waives any objections to:

(a)                Parent’s and the LLC’s entry into the Agreement and Plan of Merger, dated on or about the date hereof, by and among Parent, the LLC, AOTG and the other parties named therein and consummation of the transactions contemplated thereby;

(b)               the amendment and restatement of the Original LLC Operating Agreement and the entry into the Exchange Agreement, the Stockholders Agreement, the EJB Registration Rights Agreement and the Tax Receivable Agreement, provided that each such document is substantially in the form filed as an exhibit to the Registration Statement; and

(c)                the consummation of the IPO and the transactions contemplated thereby, including, without limitation, the issuance of newly-issued LLC Units by the LLC to Parent.

9.2         Each Warrantholder hereby acknowledges and irrevocably waives any objections to the termination, effective upon consummation of the IPO, of:

(a)                the Securityholders Agreement; and

(b)               the Existing Registration Rights Agreement.

9.3         Each Continuing LLC Owner and each Highbridge Stockholder agrees to execute a lock up agreement, in substantially the form attached hereto as Exhibit H.

Section 10
REPRESENTATIONS AND WARRANTIES; COVENANTS

10.1        Each party hereto represents and warrants to the other parties that:

(a)                Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate or other applicable power and authority to own all of its properties and assets and to carry on its business as presently conducted.

(b)               The execution and delivery of, performance by such party under, and the consummation by such party of the transactions contemplated by, this Agreement have been duly authorized by all necessary corporate or other applicable action on the part of such party.

(c)                In the case of each Warrantholder, its Warrant is owned of record and beneficially by such Warrantholder, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”).

10

(d)               In the case of each Blocker and New Blocker, upon the conversion or merger of such Blocker into the applicable New Blocker, such New Blocker shall own of record and beneficially, free and clear of all Encumbrances the Warrant listed opposite such Blocker’s name on Schedule III hereto.

(e)                This Agreement has been duly executed and delivered by such such, and this Agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(f)                The execution and delivery of, performance by such party under, and the consummation by such party of the transactions contemplated by, this Agreement will not (i) constitute a breach of any of the terms or provisions of, or a default under, any agreement or other instrument to which such party is a party or by which it or its assets is bound, (ii) conflict with such party’s organizational or governing documents, (iii) conflict with any judgment, decree, order or award of any court, government body or arbitrator binding upon or affecting such party, (iv) conflict with any rule, law or regulation applicable to such party or (v) result in the creation or imposition of any lien, charge, restriction, claim or Encumbrance of any nature whatsoever upon any of the properties or assets of such party.

(g)               No governmental, administrative or other third party consents or approvals are required by or with respect to such party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than consents and approvals that have been, or prior to the required time will be, obtained.

(h)               In the case of each Blocker and each New Blocker, except as set forth on Schedule IV hereto, it has no assets, liabilities, obligations or commitments.

(i)                 In the case of each Blocker and each New Blocker, other than with respect to its ownership of its Warrant and incidental corporate and organizational matters, it has not conducted any business, operations, transactions or activities since its incorporation.

(j)                 In the case of each Blocker and each New Blocker:

(i)                 All material Tax Returns required to have been filed by it have been timely filed, and all such Tax Returns are true, correct and complete in all respects. All material Taxes due and owing by it, whether or not reported on any such Tax Returns, have been timely paid. No written claim has been made by a jurisdiction in which it does not file Tax Returns that it is or may be required to file Tax Returns or pay Taxes in such jurisdiction. All material Taxes required to have been withheld by it have been timely withheld and paid to the appropriate Governmental Authority.

(ii)               There is no Tax audit or administrative or judicial Tax proceeding pending with respect to it, and it has not received from any Governmental Authority any written notice indicating an intent to investigate or open an audit or other review of any Tax or Tax Return.

11

(iii)             It (A) is not a party to any Tax allocation or sharing agreement, (B) has not been a member of an Affiliated Group filing a consolidated federal Tax Return, and (C) does not have any actual or potential liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax law) or as a transferee or successor.

10.2        No party knows of any fact or circumstance that could reasonably be expected to preclude or otherwise have any adverse effect on the Intended Treatment.

10.3        Each of Non-Blocker 1 and Non-Blocker 2 represents and warrants that substantially all of the value of its beneficial owners’ interest in it is not attributable to its interest (direct or indirect) in the Company.

10.4        Each Blocker and each New Blocker agrees that, from the date hereof until the completion of the Second Blocker 1 Merger (in the case of Blocker 1 and New Blocker 1) and until the completion of the Second Blocker 2 Merger (in the case of Blocker 2 and New Blocker 2), it will not conduct any business, operations, transactions or activities or acquire any property or assets, except as consented to in writing by Parent and in connection with the conversion or merger of each Blocker into a newly-incorporated Delaware corporation.

10.5        Each Warrantholder agrees that, from the date hereof, it will not, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of its Warrant or interest therein.

10.6        Each party shall, at the request of any other, promptly execute and deliver to the requesting party all such documents and instruments, shall take all other reasonable actions, and shall provide for any and all notifications and registrations, as the requesting party may from time to time request, or as may be necessary or convenient in order to effect the transactions contemplated by this Agreement, the IPO and the transactions contemplated thereby.

10.7        Without limiting Section 10.6, each party hereto will (i) timely file any appropriate information and statements required by the Code and the Treasury Regulations (or other applicable Tax law) to report the Mergers as qualifying for the Intended Treatment, (ii) absent a final determination inconsistent with the Intended Treatment (whether by settlement, closing agreement, decision, judgment, decree, or other final disposition), not take any position on any Tax Return that is inconsistent with the Intended Treatment, and (iii) use its reasonable best efforts not to take any action that would adversely affect the Intended Treatment.

10.8        Each party hereto shall cooperate and use their respective commercially reasonable efforts in order for any of Parent, the LLC or a New Blocker to obtain a tax opinion from a nationally recognized law or accounting firm to the effect that the Mergers qualify for the Intended Tax Treatment (including by making the tax representations customary in connection with a transaction of this type (the “Representations”)); provided, however, that each party hereto shall only be required to reasonably consider any requests from any other party hereto for information or documentation that is additional to the Representations and shall have no obligation hereunder to provide such information or documentation.

12

Section 11
INDEMNIFICATION

11.1        The Highbridge Stockholders shall indemnify and hold harmless Parent with respect to any Loss resulting from, without duplication, (i) all Taxes (or the non-payment thereof) of either Blocker or either New Blocker for all taxable periods ending on or before the First Blocker 1 Effective Time (in the case of Blocker 1 and New Blocker 1) and ending on or before the First Blocker 2 Effective Time (in the case of Blocker 2 and New Blocker 2) and the portion through the end of the day during which the First Blocker 1 Effective Time (in the case of Blocker 1 and New Blocker 1) and First Blocker 2 Effective Time (in the case of Blocker 2 and New Blocker 2) occurs (the “Effective Date”) for any taxable period that includes (but does not end on) such date (the “Pre-Merger Tax Period”), (ii) the breach or inaccuracy of any representation or warranty in Section 10.1(i), and (iii) the costs of preparing, amending, and defending any Tax Return for a Pre-Merger Tax Period. In the case of any taxable period that includes (but does not end on) the date of the First Merger Effective Date (a “Straddle Period”), the amount of any Taxes based on or measured by income, receipts, payments or payroll of either Blocker or either New Blocker for the Pre-Merger Tax Period shall be determined based on an interim closing of the books as of the close of business on the applicable Effective Date and the amount of other Taxes of either Blocker or either New Blocker for a Straddle Period that relates to the Pre-Merger Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the applicable Effective Date and the denominator of which is the number of days in such Straddle Period.

Section 12
GENERAL

12.1        As used in this Agreement, the following terms shall have the following meanings:

(i)                 “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or non-U.S. Tax law.

(ii)               “Governmental Authority” means any federal, state, local or non-U.S. governmental, quasi-governmental, regulatory or administrative body, instrumentality, department, commission or agency, or any federal, state, local or foreign court, tribunal, arbitration panel, commission or other similar dispute-resolving panel or body.

13

(iii)             “Loss” means, with respect to any person, any actual direct losses, liabilities, demands, claims, actions, Taxes, out-of-pocket costs and expenses (including reasonable attorneys’ and professional advisors’ fees) against or affecting such person.

(iv)             “Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, escheat or unclaimed property, alternative or add on minimum, estimated, or other like assessment, charge or tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not, (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which each of the New Blockers or its predecessors is or was a member on or prior to the Effective Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation, and (iii) any and all Taxes of any person imposed on either of the New Blockers or their predecessors as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Effective Date.

(v)               “Tax Returns” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(vi)             “Financing Agreement” means the Financing Agreement, dated as of December 11, 2012, by and among OTGMI, OTGCHI, the LLC, the other guarantors party thereto, the lenders party thereto and HPS, as amended.

12.2        This Agreement may be executed in counterparts, all of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

12.3        The exchange of counterparts of this Agreement among the parties by means of facsimile transmission or by electronic transmission (pdf) which shall contain authentic reproductions shall constitute a valid exchange of this Agreement and shall be binding upon the parties hereto.

12.4        Each provision of this Agreement will be interpreted so as to be effective and valid under applicable laws, but if any provision is held invalid, illegal or unenforceable under applicable laws in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

12.5        This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the parties hereto, and any attempted assignment without such consent shall be null and void and of no force and effect.

14

12.6        Notwithstanding any other provision of this Agreement, this Agreement may not be amended or terminated, and no provision hereof may be waived, except by a writing signed by each of the parties hereto, provided that this Agreement shall terminate automatically in the event that the IPO is not consummated prior to March 31, 2016.

12.7        This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

12.8        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF ANY LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[Signature Pages Follow]

15

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first written above.

OTG EXP, INC.

By:
Name:
Title:

OTG MANAGEMENT, LLC

By:
Name:
Title:

OTG HB1 MERGER SUB, CORP.

By:
Name:
Title:

OTG HB2 MERGER SUB, CORP.

By:
Name:
Title:

HMP II ONSHORE OTG INVESTMENT, L.P.

By:
Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES – AP MEZZANINE PARTNERS II, L.P.

By:
Name:
Title:

[Signature Page to Merger and Warrant Exercise Agreement]

HMP II OFFSHORE OTG INVESTMENT, L.P.

By:
Name:
Title:

HMP II INSTITUTIONAL OTG INVESTMENT, L.P.

By:
Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES — OFFSHORE MEZZANINE PARTNERS MASTER FUND II, L.P.

By:
Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES — INSTITUTIONAL MEZZANINE PARTNERS II SUBSIDIARY, L.P.

By:
Name:
Title:

HIGHBRIDGE LENDERS:

NAME:

By:
Name:
Title:

NAME:

By:
Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:
Name:
Title:

[Signature Page to Merger and Warrant Exercise Agreement]

SCHEDULE I

HIGHBRIDGE STOCKHOLDERS

Highbridge Principal Strategies — Offshore Mezzanine Partners Master Fund II, L.P.

Highbridge Principal Strategies — Institutional Mezzanine Partners II Subsidiary, L.P.

SCHEDULE II

HIGHBRIDGE LENDERS

SCHEDULE III

WARRANTHOLDERS

Warrantholder	Warrant	Number of Class A Shares and Amount for the purpose of Section 6.3	Exercise Consideration for the purpose of Section 6.5	Number of Common Units for the purpose of Section 8.2	Purchase Price for the purpose of Section 8.3	Number of Common Units for the purpose of Section 8.4

SCHEDULE IV

ASSETS AND LIABILITIES